UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain View Blvd., Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 27, 2017, Barnes & Noble Education, Inc. (the “Company” or “BNED”), Ellar LLC (“Ellar”), Leonard Riggio (“Mr. Riggio”) and the other unitholders of Ellar party thereto (the “Unitholders”) and Ellar, as the Designated Representative, entered into a Purchase Agreement (the “Purchase Agreement”). In the Purchase Agreement, Ellar and the Unitholders are referred to, collectively, as the “MBS Parties.”

Pursuant to the terms and subject to the conditions of the Purchase Agreement, the Company acquired 100% of the equity interests of MBS Textbook Exchange, LLC (“MBS”) from Ellar (the “Transaction”), for cash consideration of $174.2 million. The Purchase Agreement was executed, and the Transaction closed, on the same day, and the Transaction was funded from cash on-hand and proceeds from the Company’s Existing Credit Agreement, as amended (as discussed below).

The Purchase Agreement contains customary representations and warranties made by the MBS Parties and customary non-compete provisions applicable to the MBS Parties. Subject to certain exceptions and other provisions, the Company and the MBS Parties have agreed to indemnify each other for breaches of representations and warranties, breaches of covenants and certain other matters.

Prior to the Transaction, MBS was privately held and majority-owned by Mr. Riggio, who also owns approximately 16% of BNED’s outstanding shares. The Board of Directors of the Company (the “Board”) established a committee of the Board (the “Special Committee”), comprised solely of independent and disinterested directors, to evaluate the MBS acquisition opportunity, negotiate the terms and make a recommendation to the Board. The Special Committee retained independent financial and legal advisors. Both the Special Committee and the full Board approved the Transaction unanimously.

Note 11 (Related Party Transactions) set forth on page 67 in the Company’s Form 10-K for the fiscal year ended April 30, 2016 is hereby incorporated by reference.

The foregoing descriptions of the Purchase Agreement and the Transaction do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference in its entirety.

Amendment to Credit Agreement

In connection with entering into the Purchase Agreement and the Company’s existing Credit Agreement, dated as of August 3, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, the other persons party thereto from time to time as borrowers, the lenders party thereto from time to time (the “Lenders”), and Bank of America, N.A., as agent (the “Agent”), on February 27, 2017, the Company entered into the First Amendment to Credit Agreement (the “Amendment”), by and among the Company, the Lenders and the Agent.

The Amendment amends the Existing Credit Agreement to add a new $100 million incremental first in, last out seasonal loan facility (the “FILO Facility”). Loans under the FILO Facility will bear interest at a rate equal to the LIBOR rate, plus 3.00%. The FILO Facility will be available solely during the draw period each year, from April 1 through July 31. The Company is required to borrow 100% of the aggregate commitments under the FILO Facility on April 1 of each year, and the loans must be repaid in full (including interest and fees) on July 31 of each year. The Commitments under the FILO Facility will decrease from $100 million to $75 million on August 1, 2018, from $75 million to $50 million on August 1, 2019 and from $50 million to $25 million on August 1, 2020. The Company will pay a commitment fee of 0.375% on the daily unused portion of the FILO Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference in its entirety.

The Purchase Agreement and the Amendment have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement and the Amendment are made only for purposes of those agreements and as of specific dates thereof, are solely for the benefit of the parties thereto, may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or the Amendment or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of or set forth in the Purchase Agreement and the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 27, 2017, the Company completed the acquisition of MBS pursuant to the terms and subject to the conditions of the Purchase Agreement described in Item 1.01 above. The disclosures set forth under Item 1.01 hereof are incorporated into this Item 2.01 by reference in their entirety.

MBS is the largest contract operator of virtual bookstores for the institutional client market and one of the largest used textbook wholesalers in the U.S. Through its MBS Direct business, MBS services more than 700 virtual bookstores with a comprehensive e-commerce experience and a broad suite of affordable new, used and digital course materials. MBS sources and sells new and used textbooks to over 3,700 physical college bookstores, including BNED’s 770 campus bookstores, and provides inventory management, hardware and point-of-sale software to approximately 485 college bookstores. It also operates textbooks.comSM, an e-commerce site for new and used textbooks.

Note 11 (Related Party Transactions) set forth on page 67 in the Company’s Form 10-K for the fiscal year ended April 30, 2016 is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure

On February 28, 2017, the Company issued a press release, attached as Exhibit 99.1 hereto, announcing the Transaction, and made available an investor presentation, attached as Exhibit 99.2 hereto, in connection with the Transaction and the other transactions described above.

The information furnished pursuant to this item is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date by which this Current Report is required to be filed.

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date by which this Current Report is required to be filed.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report:

Exhibit No.	Description

2.1	Purchase Agreement, dated as of February 27, 2017, by and among Barnes & Noble Education, Inc., Ellar LLC, Leonard Riggio and the other Unitholders party thereto, and Ellar LLC, as the Designated Representative

10.1	First Amendment to Credit Agreement, dated as of February 27, 2017, by and among the Company, the Lenders and the Agent

99.1	Press Release, issued February 28, 2017

99.2	Investor Presentation, made available February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: February 28, 2017	By:	/s/ Suzanne E. Andrews
		Name:	Suzanne E. Andrews
		Title:	Vice President, General Counsel and Secretary

BARNES & NOBLE EDUCATION, INC.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated as of February 27, 2017, by and among Barnes & Noble Education, Inc., Ellar LLC, Leonard Riggio and the other Unitholders party thereto, and Ellar LLC, as the Designated Representative

10.1	First Amendment to Credit Agreement, dated as of February 27, 2017, by and among the Company, the Lenders and the Agent

99.1	Press Release, issued February 28, 2017

99.2	Investor Presentation, made available February 28, 2017